UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cancellation of CEO Special Option Grant

On September 24, 2019, At Home Group Inc. (the “Company”) entered into a nonqualified stock option cancellation agreement with its Chairman and Chief Executive Officer, Lewis L. Bird III, in the form attached as Exhibit 10.1 to this Current Report and incorporated herein by reference (the “Option Cancellation Agreement”). The Option Cancellation Agreement cancelled, for no consideration, the nonqualified stock option to purchase 1,988,255 shares of Company common stock at an exercise price per share of $38.35 (the “CEO Special Option Grant”) previously granted to Mr. Bird on June 12, 2018 pursuant to the terms and conditions of the At Home Group Inc. Equity Incentive Plan (the “Equity Plan”) and a notice of grant and nonstatutory stock option award agreement thereunder. The CEO Special Option Grant was fully vested upon the June 12, 2018 grant date. However, the shares resulting from the exercise of the CEO Special Option Grant were generally subject to transfer restrictions that lapse on the fourth anniversary of the date of grant or earlier change in control (as defined in the Equity Plan), subject to certain service conditions that could affect the transferability of such shares. As a result of the immediate vesting, the noncash stock-based compensation expense in respect of the CEO Special Option Grant was fully recognized in the second quarter of fiscal 2019.

The cancellation of the CEO Special Option Grant was effected at Mr. Bird’s request and agreed to by the compensation committee of the board of directors of the Company (the “Board”). As a result of the cancellation, the shares underlying the CEO Special Option Grant will revert to the Post-IPO Share Pool (as defined in the Equity Plan). Because the noncash stock-based compensation expense in respect of the CEO Special Option Grant was fully recognized in the second quarter of fiscal 2019, the Company does not anticipate that the cancellation of the CEO Special Option Grant will impact the Company’s fiscal 2020 financial results. The cancellation is intended to provide the Company with greater flexibility to execute its updated growth strategy and more closely align executive compensation with Company performance by increasing the number of shares currently available under the Equity Plan for future issuance to management and employees (including Mr. Bird) pursuant to future equity-based awards consistent with this strategy. Mr. Bird received no consideration in connection with the cancellation of the CEO Special Option Grant, and while the cancellation provides the Board with flexibility to potentially make future equity incentive grants to Mr. Bird, it does not represent any current intention of the Board or obligation of the Company to grant any future awards to Mr. Bird. The determination to grant any equity incentive awards to management and employees (including Mr. Bird) will be made, if at all, at a future date by the Board (or a committee thereof) in its sole discretion.

 Item 8.01. Other Events.

Grant of Nonqualified Stock Options and Performance Share Units

Consistent with the Board’s intention to more closely align executive compensation with Company performance the compensation committee of the Board granted nonqualified stock options (each, an “Option Award”) and performance share unit awards (each, a “PSU Award”) to certain employees of the Company, including the named executive officers set forth in the below table, who received the following awards:

	Number of Shares underlying Option Award	Target Number of Shares underlying PSU Award
Peter S.G. Corsa, President and Chief Operating Officer	31,550	24,000
Jeffrey R. Knudson, Chief Financial Officer	25,000	20,000
Ashley F. Sheetz, Chief Marketing Officer	14,800	11,250

Each of the Option Awards was granted with an exercise price per share of $8.95, which represented the closing price of the Company’s common stock on the date of grant, pursuant to the terms and conditions of the Equity Plan and a notice of grant and nonstatutory stock option award agreement in a form substantially similar to a form previously used by the Company. The options underlying each of the Option Awards “cliff” vest (i.e., 100%) on January 29, 2022 subject to the optionee’s continued employment through such date or earlier upon a termination without “cause” or resignation for “good reason” (as such terms are defined in the option agreement) within one year following a “change in control” (as defined in the Equity Plan).

Each of the PSU Awards was granted pursuant to the terms and conditions of the Equity Plan and a notice of grant and performance share unit award agreement substantially in the form attached as Exhibit 10.2 to this Current Report and incorporated herein by reference (the “PSU Award Agreement”). The PSU Awards vest based on achievement of the following two performance metrics over the eight fiscal quarters ending on January 29, 2022, subject to continued employment through January 29, 2022: (i) Comparable Store Sales growth (50%), and (ii) percentage expansion of Adjusted Net Income (50%), in each case, based on Comparable Store Sales and Adjusted Net Income as reported by the Company. The number of shares, if any, deliverable upon settlement of the PSU Awards will equal 50% of target (for achievement of threshold performance levels), 100% of target (for achievement of target performance levels), and 200% of target (for achievement at or above maximum performance levels), with vesting between threshold, target, and maximum performance levels determined based on linear interpolation. If the grantee remains employed through a “change in control” (as defined in the Equity Plan) that occurs prior to the end of the performance period, the number of performance share units that would have vested based on actual performance determined as of the date of such change in control or, if greater, based on target performance, will remain issued and outstanding and eligible to vest subject only to the grantee’s continued employment with the Company through January 29, 2022 or an earlier termination without cause or resignation for good reason that occurs within one year following consummation of the change in control.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

10.1	At Home Group Inc. Nonqualified Stock Option Cancellation Agreement.

10.2	At Home Group Inc. Notice of Grant and Performance Share Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: September 24, 2019	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary